Exhibit 99.1

SendGrid Announces Fourth Quarter and Year-End 2017 Results and Provides Initial 2018 Outlook

Generates Revenue of $31.7 million in Q4, Up 38% year over year

Drives Full-Year Revenue of $111.9 million, Up 40%

Delivers $12.7 million of Operating Cash Flow and $0.4 million of Free Cash Flow in 2017

Realizes Annual Customer Growth of 39% to more than 63,000

DENVER, Colo., Feb. 26, 2018  — SendGrid, Inc. (NYSE: SEND), a leading digital communication platform that drives engagement and growth, today announced fourth quarter and full-year 2017 financial results.

Fourth Quarter Financial Highlights

•                  Total revenue of $31.7 million for the fourth quarter was up 38% compared with the fourth quarter of 2016.

•                  SendGrid’s Email API revenue of $25.2 million for the fourth quarter grew by 37% compared with the fourth quarter of 2016, representing 79% of revenue, while Marketing Campaigns revenue more than doubled to $5.2 million compared with the fourth quarter of 2016 and represented 16% of revenue.

•                  Revenue from the company’s professional services offerings was more than $1.0 million in the quarter (more than half of which is recurring), up three-fold year-over-year compared with the fourth quarter of 2016 and representing 3% of revenue in the quarter.

•                  Gross margin in the quarter was 74.3%.

•                  GAAP net loss in the quarter was $1.5 million, down $1.1 million from a net loss of $0.4 million in the fourth quarter of 2016.

•                  Non-GAAP adjusted net income (ANI) was $2.2 million in the quarter, up $1.8 million compared with the year-ago quarter.

•                  Net cash flows from operating activities in the fourth quarter was $2.5 million, with free cash flow of $0.1 million, a $1.4 million improvement from fourth quarter 2016.

Full-Year 2017 Financial Highlights

•                  Total revenue of $111.9 million for 2017 increased 40% compared with 2016.

•                  Full-year Email API revenue was $89 million, up 40% compared with 2016.

•                  Full-year revenue from Marketing Campaigns was $15 million, more than doubling from 2016, and representing 13% of revenue for the year.  During 2017, the company successfully migrated customers from its predecessor email marketing service, which generated $4.1 million of revenue during 2017, but less than $0.25 million in the fourth quarter.

•                  Gross margin for the year was 73.6%, up 60 basis points from 2016.

•                  GAAP net loss for the year was $6.3 million compared with a GAAP net loss of $3.9 million in 2016.

•                  Non-GAAP ANI for 2017 was $3.4 million, an improvement of $4.8 million compared with a non-GAAP adjusted net loss for 2016 of $1.4 million.

•                  Net cash flows from operating activities for 2017 was $12.7 million, driving annual free cash flow of $0.4 million, a $2.8 million improvement from 2016.

•                  The company ended the year with $175.5 million in cash and cash equivalents.

Non-Financial Highlights

•                  Ended 2017 with more than 63,000 customers, up 39% compared with 2016 year-end totals, and added its 10,000th Marketing Campaigns customer in the fourth quarter.

•                  Delivered email volume of 132 billion for the fourth quarter, up 31% compared with fourth quarter 2016, and including the largest-ever single-day total of 2.1 billion email transactions on Cyber Monday, November 27, 2017.  Full-year 2017 email volume was 457 billion, up 35% compared with 2016.

•                  On November 14, SendGrid priced its initial public offering of shares at $16, listing on the New York Stock Exchange under the ticker: SEND.

•                  Selected by Glassdoor as One of the Best Places to Work in 2018.

•                  Received approval from the U.S. Department of Commerce for our European Union-U.S. and Swiss-U.S. Privacy Shield certifications. These certifications demonstrate SendGrid’s commitment to data privacy, security and transparency.

•                  Effective Feb. 28, Anne Raimondi will join SendGrid’s board of directors.  She is currently chief operating officer of Earnin, a financial technology company, and a Lecturer in Management at the Graduate School of Business at Stanford University.  She is a former Zendesk executive.

“2017 was a milestone year for SendGrid,” said Sameer Dholakia, CEO of SendGrid.  “We are delighted to have driven these strong quarterly and full-year results on behalf of our new public stockholders, and look forward to delivering further growth, profitability and innovations during 2018.”

Full Year and First Quarter 2018 Outlook

Based on information available as of today, SendGrid expects to deliver 2018 full-year revenue in a range of $139 million to $141 million, up 25% year over year at the midpoint, and non-GAAP adjusted net income in a range of $2-4 million. For the first quarter 2018, the company expects revenue in a range of $31.9 million to $32.1 million, up 29% at the midpoint. The company expects approximately a break-even amount of non-GAAP adjusted net income in the first quarter 2018, which does not include approximately $2.0 million to $2.5 million of stock compensation expense, $100,000 of amortization of intangible assets and less than $100,000 of restructuring and M&A expense.

A reconciliation of non-GAAP adjusted net income (loss) to the most directly comparable GAAP measure, or net income (loss), for the full year 2018 is not available on a forward-looking basis without unreasonable efforts and uncertainty due to the unpredictability and complexity of the charges excluded from non-GAAP adjusted net income (loss), including, without limitation, stock-based compensation.  Stock-based compensation expenses are impacted by future hiring and retention needs, as well as the future fair market value of SendGrid’s common stock, all of which are difficult to predict and subject to change. SendGrid expects the above charges, including stock-based compensation, collectively will have a significant, and potentially unpredictable, impact on its GAAP net income (loss) for 2018.

Conference Call Information

•                  When: Monday, February 26, 2018 at 5 pm Eastern Time (2 pm Pacific Time)

•                  Domestic Dial In: To access the call toll- free, via telephone in North America, please dial: 844-842-1230  (Conference ID: 8698109)

•                  International Dial In:  To access the call toll-free internationally, please dial:

647-253-8797 (Conference ID: 8698109)

Forward-Looking Statements

This press release contains “forward-looking” statements that are based on our management’s beliefs and assumptions and on information currently available to management. Forward-looking statements include, but are not limited to, statements about SendGrid’s outlook for the quarter ending March 31, 2018 and the full year ending December 31, 2018 and SendGrid’s expectations regarding possible or assumed business strategies, potential growth and innovation opportunities, new products, and potential market opportunities.

Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “believes,” “continue,” “could,” “potential,” “remain,” “will,” “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: our ability to achieve future growth and sustain our growth rate, our ability attract and retain customers and increase sales to our customers, our ability to develop and release new products and services and to scale our platform, our ability to increase adoption of our platform through our self-service model, our ability to maintain and grow our relationships with strategic partners, the highly competitive and rapidly evolving market in which we participate, our ability to identify targets for, execute on and realize the benefits of potential acquisitions and our international expansion strategies. Further information on risks that could cause actual results to differ materially from forecasted results is included in our filings with the SEC, including our final prospectus for our initial public offering, dated November 14, 2017 and filed with the SEC on November 15, 2017, and our Annual Report on Form 10-K that will be filed for the fiscal year ended December 31, 2017.  Any forward-looking statements contained in this press release are based on assumptions that we believe to be reasonable as of this date. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core operating performance. These non-GAAP financial measures, which may be different than similarly titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures can be found in the accompanying financial statements included with this press release.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP financial metrics to assist investors in seeing our financial performance through the eyes of management, and because we believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

We use the non-GAAP financial measure of adjusted net income (loss), which is defined as GAAP net income (loss), excluding stock-based compensation expense, restructuring expense, costs associated with mergers and acquisitions, warrant interest expense and non-capitalizable costs associated with our initial public offering. Due to our significant federal and state net operating loss carryforwards, as well as a full valuation against our net deferred tax assets, there is no income tax effect on adjusted net income (loss) in the presented periods. We believe that adjusted net income (loss) helps identify underlying trends in our business that could otherwise be masked by the effect of the expenses that we exclude in adjusted net income (loss).  Additionally, our executive compensation structure uses an adjusted net income (loss) target as one of the components when calculating payments that have been earned.  There are a number of limitations related to the use of adjusted net income (loss) as compared to net loss, including that adjusted net income (loss) excludes stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy.

We use the non-GAAP financial measure of free cash flow, which is defined as GAAP net cash flows from operating activities, reduced by purchases of property and equipment and principal payments on capital lease obligations. We believe free cash flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses, investment in our business and to make acquisitions. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.  There are a number of limitations related to the use of free cash flow as compared to net cash from operating activities, including that free cash flow does not reflect future contractual commitments.

About SendGrid

SendGrid is a leading digital communication platform, enabling  businesses to engage with their customers via email reliably, effectively and at scale. A leader in email deliverability, SendGrid has processed over 40 billion emails each month for internet and mobile-based customers as well as more traditional enterprises.

Disclosure of Material Information

SendGrid announces material information to its investors using SEC filings, press releases, public conference calls and on its investor relations page of the company’s website at https://investors.sendgrid.com.

SENDGRID, INC.

Consolidated Statements of Operations

	For the three months ended		For the twelve months ended
	December 31,		December 31,
(in thousands, except per share data)	2017	2016	2017	2016
Revenue
Email API	$25,155	$18,339	$88,986	$63,436
Marketing Campaigns	5,168	2,408	14,970	7,061
Predecessor email marketing service	213	1,767	4,144	7,406
Other	1,193	557	3,788	2,026
Total revenue	31,729	23,071	111,888	79,929
Cost of revenue	8,150	5,610	29,507	21,605
Gross profit	23,579	17,461	82,381	58,324

Operating Expenses:
Research and development	8,435	5,546	29,643	21,178
Selling and marketing	7,603	6,489	28,185	21,800
General and administrative	8,879	5,829	30,101	18,920
Loss on disposal of assets	20	—	22	27
Total operating expenses	$24,937	$17,864	$87,951	$61,925

Loss from operations	(1,358)	(403)	(5,570)	(3,601)
Interest and other income, net	(168)	(22)	(683)	(307)
Net loss	$(1,526)	$(425)	$(6,253)	$(3,908)

Weighted average shares used in computing net loss per share, basic and diluted	17,083	7,595	8,499	7,521
Net loss per share, basic and diluted	$(0.09)	$(0.06)	$(0.74)	$(0.52)

SENDGRID, INC.

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) (ANI)

	For the three months ended		For the twelve months ended
	December 31,		December 31,
(in thousands, except per share data)	2017	2016	2017	2016
Net loss	$(1,526)	$(425)	$(6,253)	$(3,908)
Stock-based compensation expense	2,303	526	4,980	1,899
Restructuring expense	32	233	1,158	385
Merger and acquisition expenses	233	—	894	—
Adjustment to redeemable preferred stock warrant	233	(40)	667	86
Certain IPO costs	885	98	1,931	98
Adjusted Net Income (Loss) (ANI)	$2,160	$392	$3,377	$(1,440)

SENDGRID, INC.

Consolidated Statements of Cash Flows

	For the three months ended		For the twelve months ended
	December 31,		December 31,
(in thousands, except per share data)	2017	2016	2017	2016
Cash flows from operating activities:
Net loss	$(1,526)	$(425)	$(6,253)	$(3,908)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	2,370	1,769	9,418	6,913
Stock-based compensation expense	2,303	526	4,980	1,899
Adjustment to warrant	233	(40)	667	86
Non-cash interest expense and other	18	—	40	14
Restructuring and loss on disposal of assets	20	221	372	248
Reimbursement of tenant improvements	—	951	718	3,578
Changes in operating assets and liabilities:
Accounts receivable	(1,461)	(991)	(1,919)	(1,252)
Prepaid expenses and other assets	(182)	(469)	(1,621)	(925)
Accounts payable and accrued liabilities	(560)	1,464	3,704	2,795
Other liabilities	1,328	(368)	2,568	241
Net cash provided by (used in) operating activities	2,543	2,638	12,674	9,689

Cash flows from investing activities:
Purchase of property and equipment	(807)	(2,589)	(5,613)	(7,087)
Cash paid for business combination	—	—	(2,726)	—
Cash acquired in business combination	—	—	527	—
Proceeds from sale of assets	—	216	9	216
Decrease in restricted cash	—	171	78	333
Net cash provided by (used in) investing activities	(807)	(2,202)	(7,725)	(6,538)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriters’ discount of $10.6 million	140,318	—	140,318	—
Payments of costs related to initial public offering	(2,507)	—	(4,029)	—
Proceeds from stock option exercises	151	86	546	180
Proceeds from issuance of preferred stock	—	32,934	—	32,934
Payments of preferred stock issuance costs	—	(66)	—	(66)
Principal payments on capital lease obligations	(1,600)	(1,351)	(6,692)	(5,064)
Net cash provided by (used in) financing activities	136,362	31,603	130,143	27,984

Effect of foreign currency exchange rates on cash	1	(1)	4	(4)
Net increase (decrease) in cash and cash equivalents	138,099	32,038	135,096	31,131

Cash and cash equivalents, beginning of period	37,397	8,362	40,400	9,269
Cash and cash equivalents, end of period	$175,496	$40,400	$175,496	$40,400

SENDGRID, INC.

Reconciliation of Net Cash Flows Provided by Operating Activities to Free Cash Flow

	For the three months ended		For the twelve months ended
	December 31,		December 31,
(in thousands, except per share data)	2017	2016	2017	2016
Net cash flows from operating activities	$2,543	$2,638	$12,674	$9,689
Purchase of property and equipment	(807)	(2,589)	(5,613)	(7,087)
Principal payments on capital lease obligations	(1,600)	(1,351)	(6,692)	(5,064)
Free cash flow	136	(1,302)	369	(2,462)

SENDGRID, INC.

Consolidated Balance Sheets

	As of December 31,
(in thousands, except per share data)	2017	2016
Assets
Current assets:
Cash and cash equivalents	$175,496	$40,400
Restricted cash equivalents	—	78
Accounts receivable, net of allowance	5,765	3,873
Prepaid expenses and other current assets	9,087	2,849
Total current assets	190,348	47,200
Property and equipment, net	29,192	19,190
Intangible assets, net	1,795	11
Other assets	300	234
Goodwill	1,648	—
Total assets	$223,283	$66,635

Accounts payable and accrued liabilities	13,837	7,771
Current portion of capital lease obligations	6,110	5,022
Current portion of deferred rent	328	153
Other current liabilities	1,575	479
Total current liabilities	21,850	13,425
Capital lease obligations, net of current portion	11,095	5,628
Deferred rent, net of current portion	10,054	3,983
Other long-term liabilities	510	490
Redeemable preferred stock warrant liability	—	201
Total liabilities	43,509	23,727

Total redeemable convertible preferred stock	—	80,688

Stockholders’ equity:
Common stock, $0.001 par value	39	5

Additional paid-in capital	229,594	5,825
Accumulated deficit	(49,857)	(43,604)
Accumulated other comprehensive loss	(2)	(6)
Total stockholders’ equity (deficit)	179,774	(37,780)
Total liabilities, redeemable convertible preferred stock, and stockholders’ equity (deficit)	$223,283	$66,635

SENDGRID, INC.

Reconciliation to Non-GAAP Financial Measures

	For the three months ended		For the twelve months ended
	December 31,		December 31,
(in thousands, except per share data)	2017	2016	2017	2016
Cost of revenue	$8,150	$5,610	$29,507	$21,605
Stock-based compensation expense	137	39	474	131
Restructuring expense	—	—	—	—
Merger and acquisition expenses	20	—	67	—
Adjustment to redeemable preferred stock warrant	—	—	—	—
Certain IPO costs	—	—	—	—
Non-GAAP cost of revenue	$7,993	$5,571	$28,966	$21,474

SENDGRID, INC.

Reconciliation to Non-GAAP Financial Measures

	For the three months ended		For the twelve months ended
	December 31,		December 31,
(in thousands, except per share data)	2017	2016	2017	2016
Research and development	$8,435	$5,546	$29,643	$21,178
Stock-based compensation expense	545	149	1,294	552
Restructuring expense	—	—	—	—
Merger and acquisition expenses	203	—	545	—
Adjustment to redeemable preferred stock warrant	—	—	—	—
Certain IPO costs	—	—	—	—
Non-GAAP research and development	$7,687	$5,397	$27,804	$20,626

SENDGRID, INC.

Reconciliation to Non-GAAP Financial Measures

	For the three months ended		For the twelve months ended
	December 31,		December 31,
(in thousands, except per share data)	2017	2016	2017	2016
Selling and marketing	$7,603	$6,489	$28,185	$21,800
Stock-based compensation expense	303	137	899	402
Restructuring expense	—	—	—	—
Merger and acquisition expenses	5	—	16	—
Adjustment to redeemable preferred stock warrant	—	—	—	—
Certain IPO costs	230	—	230	—
Non-GAAP selling and marketing	$7,065	$6,352	$27,040	$21,398

SENDGRID, INC.

Reconciliation to Non-GAAP Financial Measures

	For the three months ended		For the twelve months ended
	December 31,		December 31,
(in thousands, except per share data)	2017	2016	2017	2016
General and administrative	$8,879	$5,829	$30,101	$18,920
Stock-based compensation expense	1,318	201	2,313	814
Restructuring expense	32	233	1,158	385
Merger and acquisition expenses	5	—	266	—
Adjustment to redeemable preferred stock warrant	—	—	—	—
Certain IPO costs	655	98	1,701	98
Non-GAAP general and administrative	$6,869	$5,297	$24,663	$17,623

Investor Relations Contact:
David Banks
SendGrid
720-588-4496
david.banks@sendgrid.com

Media Contact:
David Friedman
SendGrid
303-868-9641
david.friedman@sendgrid.com